Exhibit 10.3

LIBERTY LATIN AMERICA

TRANSITIONAL SHARE CONVERSION PLAN

ARTICLE I

PURPOSE OF PLAN

The purpose of the Plan is to provide for the supplemental grant of options and share appreciation rights with respect to shares of Liberty Latin America Ltd. (the “Company”) and of restricted share units of the Company to holders of certain outstanding share appreciation rights and restricted share units issued under certain share-based plans administered by Liberty Global plc (“PLC”) in connection with the conversion of outstanding PLC share incentive awards as a result of the split-off of the Company from PLC.

ARTICLE II

DEFINITIONS

2.1    Definitions. For purposes of the Plan, the following terms shall have the meanings below stated.

“Act” means the Bermuda Companies Act 1981, as amended from time to time, and the rules and regulations thereunder.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation, amalgamation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation, amalgamation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation, amalgamation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as the Board shall appointed to administer this Plan pursuant to Article VII.

“Company” means Liberty Latin America Ltd., an exempted Bermuda company limited by shares, and any successor thereto.

“Control Purchase” means any transaction (or series of related transactions) in which (1) any Person, corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means (a) the Chairman of the Board and each of the directors of the Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Distribution” means the distribution, by means of an interim dividend in specie, by PLC to the holders of LiLAC Shares of all of the outstanding Shares of the Company.

“Distribution Date” means the date on which the Distribution occurs.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Share on any day means the closing price (or, if no closing price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Incentive Plan” means the Liberty Global 2014 Incentive Plan (Amended and Restated Effective February 24, 2015), the Liberty Global 2014 Nonemployee Director Incentive Plan (Effective March 1, 2014), the Liberty Global Inc. 2005 Incentive Plan (As Amended and Restated Effective June 7, 2013), the Liberty Global Inc. 2005 Director Incentive Plan (As Amended and Restated Effective June 7, 2013), the Virgin Media Inc. 2010 Incentive Plan (As Amended and Restated Effective June 7, 2013) and any other share option or incentive plan assumed by PLC pursuant to which any Participant holds an outstanding LiLAC Award as of the Record Date. Depending on the context, “Incentive Plan” shall mean all of such plans or a particular one of such plans.

“LiLAC Award” means (1) an unexercised and unexpired (a) option to purchase LiLAC Shares or (b) a LiLAC SAR, (2) an unvested award of restricted share units of LiLAC Shares or (3) an unvested LiLAC PSU.

“LiLAC Award Agreement” means a written instrument under which a LiLAC Award was granted, including the terms and conditions of the applicable Incentive Plan applicable to such LiLAC Award.

“LiLAC PSU” means a performance share unit that, subject to performance and other conditions, is settled in LiLAC Shares.

“LiLAC SAR” means a share appreciation right with respect to LiLAC Shares.

“LiLAC Shares” means any class of LiLAC ordinary shares, as the context indicates, issued by PLC and outstanding prior to the Distribution.

“Option” means an option to purchase Shares, granted by the Company to a Participant pursuant to Section 6.1 of the Plan.

“Participant” means a person who is a PLC Corporate Holder or a PLC Holder and who, as of the Record Date, holds an outstanding LiLAC Award.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“PLC” means Liberty Global plc, a public limited company incorporated under English law.

“PLC Corporate Holder” means an individual who, immediately following the Distribution Date, is (1) a PLC employee who is employed in a department of PLC that provides or is expected to provide services to the Company pursuant to that certain facilities and services agreement entered into between the Company and Liberty Global B.V., a subsidiary of PLC, in connection with the Distribution, or (2) a member of the Board of Directors of PLC.

“PLC Holder” means an individual who, immediately following the Distribution Date, is an employee of the Company or one of its wholly owned subsidiaries.

“Plan” means the Liberty Latin America Transitional Share Conversion Plan, as set forth herein and as from time to time amended.

“Record Date” means [         p.m., New York City time, on                 ].

“Restricted Share Unit Award” means an award of restricted units representing Shares granted by the Company to a Participant pursuant to Section 5.1 or Section 5.2.

“SAR” means a share appreciation right with respect to Shares.

“Scheme of Arrangement” means a scheme of a compromise or arrangement sanctioned by a court under Part VII of the Act, as may be amended or similar procedure under a succeeding law or regulation.

“Share” means each or any (as the context may require) share of a class in the share capital of the Company, each of which as of the Distribution Date has a par value of $0.01.

“Share Incentives” refers collectively to Restricted Share Unit Awards, Options and SARs.

“Shareholder” means a holder of Shares, sometimes referred to as “member” under Bermuda law.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

ARTICLE III

RESERVATION OF SHARES

The aggregate number of Shares which may be issued under this Plan shall not exceed [7,025,572] Shares, subject to adjustment as hereinafter provided. Any part of such [7,025,572] Shares may be issued pursuant to Restricted Share Unit Awards. The Shares which may be granted pursuant to Share Incentives will consist of either authorized but unissued Shares or Shares which have been issued and reacquired by the Company, including Shares purchased in the open market. The total number of Shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 9.4 and to give effect to any amendment adopted as provided in Section 8.1.

ARTICLE IV

PARTICIPATION IN PLAN

4.1    Eligibility to Receive Share Incentives. Share Incentives under this Plan may be granted only to persons who are Participants.

4.2    Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of a Share Incentive shall in any manner be construed to limit in any way the right of the Company, PLC or any of their respective Subsidiaries to terminate a Participant’s employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan or any Incentive Plan, or give any right to such a Participant to remain employed by the Company, PLC or any of their respective Subsidiaries in any particular position or at any particular rate of compensation.

ARTICLE V

RESTRICTED SHARE UNIT AWARDS

5.1    Grant of Restricted Share Unit Awards in Replacement of Restricted Share Units of LiLAC Shares.

(a)    Grant. Restricted Share Unit Award(s) shall be granted to each Participant who, as of the Distribution Date, holds an outstanding LiLAC Award(s) consisting of unvested restricted share units of LiLAC Shares.

(b)    Award of Shares. Each Restricted Share Unit Award granted under this Section 5.1 shall be for the equivalent class of Shares as the corresponding award of restricted share units of LiLAC Shares to which such Restricted Share Unit Award relates. The number of Shares covered by such Restricted Share Unit Award granted under this Section 5.1 shall be equal to the same number of LiLAC Shares under the corresponding award of restricted share units of LiLAC Shares which such Restricted Share Unit Award replaces. Each Restricted Share Unit Award and any Shares issued thereunder shall be subject, in all material respects, to all the same terms and conditions as those of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted share units of LiLAC Shares was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.

5.2    Grant of Restricted Share Unit Awards in Replacement of LiLAC PSUs.

(a)    Grant. With respect to a LiLAC PSU, the Committee shall determine the number of Earned Performance Share Units (within the meaning of the LiLAC Award Agreement corresponding to such LiLAC PSU) based on the level of achievement of the performance metrics or other factors as applicable in the corresponding LiLAC Award Agreement (as modified by the Committee and notified to the Participant), and Restricted Share Unit Award(s) shall be granted to each Participant determined by the Committee to have Earned Performance Share Units.

(b)    Award of Shares. Each Restricted Share Unit Award granted under this Section 5.2 shall be for the equivalent class of Shares as to which the corresponding LiLAC PSU relates. The number of Shares covered by a Restricted Share Unit Award granted under this Section 5.2 shall be equal to the same number of Earned Performance Share Units as determined by the Committee under the corresponding LiLAC PSU which such Restricted Share Unit Award replaces. Each Restricted Share Unit Award and any Shares issued thereunder shall be subject, in all material respects, to all the same terms and conditions as those of the applicable Incentive Plan and associated instrument under which the corresponding LiLAC PSU was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.

5.3    Lapse of Restrictions. The restrictions on each Restricted Share Unit Award shall lapse in accordance with the terms and conditions of the corresponding LiLAC Award Agreement; provided, however, that a Participant’s employment or service with the Company, PLC or any of their respective Subsidiaries shall be deemed to be employment or service with the Company and PLC for all purposes under a Restricted Share Unit Award. Notwithstanding the foregoing, in the event that the terms of a Participant’s LiLAC Award Agreement provide for vesting or expiration of restrictions due to any designated termination of service event on or following an Approved Transaction then, to the extent that such Participant is employed by or providing services to the Company or any of its Subsidiaries as of the Approved Transaction, the terms of such Participant’s LiLAC Award Agreement shall be deemed to be the applicable controlling terms and conditions in lieu of the terms and conditions that would otherwise apply under the applicable Incentive Plan under which such LiLAC Award was granted.

5.4    Award Documentation. Unless otherwise determined by the Committee, Restricted Share Unit Awards shall be evidenced by the corresponding LiLAC Award Agreement and shall be subject to such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan, which need not be the same for all Restricted Share Unit Awards.

5.5    Rights with Respect to Shares. No Participant who is granted a Restricted Share Unit Award shall have any rights as a shareholder by virtue of such grant until Shares are actually issued or delivered to the Participant.

ARTICLE VI

OPTIONS AND SARS

6.1    Grant of Options and SARs.

(a)    Grant. Option(s) shall be granted to each Participant who, as of the Distribution Date, holds an outstanding LiLAC Award(s) consisting of an option to purchase LiLAC Shares, and SAR(s) shall be granted to each Participant who, as of the Record Date, holds an outstanding LiLAC Award(s) consisting of a LiLAC SAR. Except as otherwise provided in this Plan, each Option and SAR shall be subject, in all material respects, to all same the terms and conditions as those of the corresponding LiLAC Award Agreement and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.

(b)    Option Shares; Number of SARs. Each Option and SAR shall be for the equivalent class of Shares as the corresponding option for LiLAC Shares or LiLAC SAR. The number of Shares exercisable under an Option or SAR shall be the number of LiLAC

Shares that a Participant would have received in the Distribution if the applicable option for LiLAC Shares had been exercised immediately prior to the Distribution Date or, in the case of a LiLAC SAR, the number of Shares equal to the aggregate number of LiLAC Shares subject to such LiLAC SAR immediately prior to the Distribution Date.

(c)    Purchase Price; Base Price. The purchase price per Share under each Option and the base price with respect to each SAR shall be the purchase price or base price of such corresponding option to purchase LiLAC Shares or LiLAC SAR, as the case may be, as in effect immediately prior to the Record Date.

(d)    Documentation. Unless otherwise determined by the Committee, Options and SARs shall be evidenced by the corresponding LiLAC Award Agreement and shall be subject to such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan, which need not be the same for all Options and SARs, respectively.

6.2    Exercise and/or Termination of Options and SARs.

(a)    Terms of Options and SARs. Options and SARs granted under this Plan may be exercised at the same time and in the same manner as the corresponding LiLAC Award Agreement. Options and SARs granted under this Plan shall expire at the same time and in the same manner as the corresponding LiLAC Award Agreement or as provided in the applicable Incentive Plan; provided, however, that a Participant’s employment or service with the Company, PLC or any of their respective Subsidiaries shall be deemed to be employment or service with the Company and PLC for all purposes under an Option or SAR. Notwithstanding the foregoing, in the event that the terms of a Participant’s LiLAC Award Agreement provide for vesting and/or exercisability due to any designated termination of service event on or following an Approved Transaction then, to the extent that such Participant is employed by or providing services to the Company or any of its Subsidiaries as of the Approved Transaction, the terms of such Participant’s LiLAC Award Agreement shall be deemed to be the applicable controlling terms and conditions in lieu of the terms and conditions that would otherwise apply under the applicable Incentive Plan under which such LiLAC Award was granted.

(b)    Payment on Exercise of Option. No Shares shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for Shares purchased upon the exercise of an Option and any amounts required under Section 9.5 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole Shares of any class, (v) the cancellation of the right to receive part of the Shares of the applicable class of Shares issuable upon such exercise of the Option in consideration for cash paid by the Company to the Participant to be applied by the Participant solely for the purpose of subscribing for and paying up the aggregate par value of the balance of the Shares issuable upon such Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under applicable law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Option agreement and may be subject to such conditions as the Committee deems appropriate.

(c)    Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Option agreement, Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares cancelled for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(d)    Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option and of Shares deliverable upon exercise of a SAR as soon as practicable after the exercise thereof and, with respect to Options, payment in full of the purchase price therefor and of any amounts required by Section 9.5, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Option or SAR agreement, (i) no Participant or other person exercising an Option or SAR shall have any of the rights of a shareholder of the Company with respect to Shares subject to an Option or SAR granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1    The Committee. This Plan shall be administered solely by the Committee. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and any instruments evidencing Share Incentives granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, PLC, the shareholders of the Company, the shareholders of PLC, the Committee and each of the members thereof, and the Participants, and their respective successors in interest. The Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates, except that the Committee may not delegate to any person the authority to grant Share Incentives to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. Such delegation may include, without limitation, the power to execute any documents on behalf of the Committee.

7.2    Liability of Committee. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan. The Committee shall have the power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee’s duties under this Plan at the Company’s expense.

7.3    Determinations of the Committee. The Committee may, in its sole discretion, waive any provisions of any Share Incentive, provided such waiver is not inconsistent with the terms of the applicable Incentive Plan, any associated instrument or this Plan as then in effect.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1    Amendment, Modification, Suspension or Termination. The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Share Incentive awarded to such Participant shall be made without such Participant’s consent and (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Shares are listed. With the consent of the Participant and subject to the terms and conditions of the Plan, the Committee may amend outstanding Share Incentive agreements with any Participant, including any amendment which would (i) accelerate the time or times at which the Share Incentive becomes vested or may be exercised and/or (ii) extend the scheduled expiration date of the Share Incentive.

8.2    Termination. The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the last date that any Option granted hereunder may be exercised or any restriction applicable to a Restricted Share Unit Award granted hereunder has lapsed, whichever occurs later.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1    Exclusion from Pension and Profit-Sharing Computation. By acceptance of a Share Incentive, unless otherwise provided in the applicable Share Incentive agreement, each Participant shall be deemed to have agreed that such Share Incentive is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Share Incentive will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

9.2    Government and Other Regulations. The obligation of the Company with respect to Share Incentives shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all applicable classes of Shares that may be issued to Participants under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

9.3    Governing Law. Except as otherwise set forth in a LiLAC Award Agreement, the Plan and Restricted Share Unit Awards shall be governed by, and construed in accordance with, the laws of the State of Delaware.

9.4    Adjustments.

(a)    If the Company subdivides its outstanding Shares into a greater number of Shares (by share dividend, share split, reclassification, or otherwise) or combines its outstanding Shares into a smaller number of Shares (by consolidation, reclassification, amalgamation or otherwise) or if the Committee determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, amalgamation, consolidation, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under Part VII of the Act, mergers, amalgamations or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 9.4(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of Shares subject to outstanding Share Incentives, and (ii) the purchase or exercise price with respect to any of the foregoing, provided, however, that the number of Shares subject to any Share Incentive shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Share Incentive shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Share Incentive, including, in the case of Options or similar rights, the aggregate exercise price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Share Incentive agreement). The Committee may, if deemed appropriate, provide for a cash payment of a Share Incentive to a Participant in connection with any adjustment made pursuant to this Section 9.4(a).

(b)    Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or restriction period in any Share Incentive agreement or in the Plan, unless the applicable Share Incentive agreement provides otherwise: (i) in the case of an Option, each such outstanding Option granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; and (ii) in the case of a Restricted Share Unit Award, any restriction period applicable thereto shall be deemed to have expired and all such Shares (and any related cash amounts) shall become vested. Notwithstanding the foregoing, unless otherwise provided in the applicable Share Incentive agreement, the Committee may, in its discretion, determine that any or all outstanding Share Incentives of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Share Incentive or to assume such Share Incentive and to make such new or assumed Share Incentive, as nearly as may be practicable, equivalent to the old Share Incentive (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of shares may be changed, converted or exchanged in connection with the Approved Transaction.

9.5    Withholding of Taxes. The Company’s obligation to deliver Shares or pay cash in respect of any Share Incentives under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Share Unit Awards, may, in the discretion of the Committee, be paid through the partial cancellation of Options, SARs or restricted share units in each case otherwise issuable to or payable to such Participant, upon such terms and conditions (including the conditions referenced in Section 6.2) as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such national, state and local taxes and employee social security contributions required to be withheld with respect to a Share Incentive, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld with respect to such Share Incentive.

9.6    Restrictions on Benefit. Notwithstanding any provision of this Plan to the contrary, the provisions of any Incentive Plan concerning restrictions on benefits (in order to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code) are specifically incorporated by this reference.

IN WITNESS WHEREOF, this document has been executed effective as of the Record Date.

Liberty Latin America Ltd.

By:
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